Exhibit 99.2

Galena Biopharma Announces Pricing of Public Offering of Common Stock

Lake Oswego, Oregon, April 5, 2012— Galena Biopharma (NASDAQ: GALE), a biotechnology company focused on developing innovative, targeted oncology treatments addressing major unmet medical needs to advance cancer care, announced today the pricing of an underwritten public offering of 8,500,000 shares of its common stock at a public offering price of $1.50 per share. The company has also granted to the underwriters a 30-day option to purchase up to an additional 1,275,000 shares to cover overallotments in connection with the offering. After the underwriting discount and estimated offering expenses payable by the company, the company expects to receive net proceeds of approximately $11,600,000, assuming no exercise of the overallotment option. The offering is expected to close on April 11, 2012, subject to customary closing conditions. Roth Capital Partners, LLC is acting as the sole book-running manager for the offering. Cantor Fitzgerald & Co. and Rodman & Renshaw, LLC are acting as co-managers.

The company intends to use the net proceeds of the offering for working capital and other general corporate purposes, including the Phase 3 NeuVax™ (E75) PRESENT (Prevention of Recurrence in Early-Stage, Node-Positive Breast Cancer with Low to Intermediate HER2 Expression with NeuVax Treatment) clinical trial, Phase 1/2 clinical trials of Foliate Binding Protein-E39 (FBP) and a planned Phase 2 trial of NeuVax in combination with Herceptin® (trastuzumab; Genentech/Roche). The shares described above are being offered by the company pursuant to a shelf registration statement on Form S-3, including a base prospectus, previously filed and declared effective by the Securities and Exchange Commission (SEC. A prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Electronic copies of the preliminary prospectus supplement and the base prospectus relating to the offering may be obtained from Roth Capital Partners, LLC, 888 San Clemente, Newport Beach, CA 92660, (800) 678-9147 or email: rothecm@roth.com or by accessing the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Galena Biopharma

Galena Biopharma, Inc. is a Portland, Oregon-based biopharmaceutical company that develops innovative, targeted oncology treatments that address major unmet medical needs to advance cancer care. For more information, please visit us at www.galenabiopharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed public offering and the intended use of proceeds from the offering and statements about plans for the development of our product candidates. The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering. These forward-looking statements also are subject to risks, uncertainties and assumptions relating to the development of our product candidates, including those detailed from time to time in our filings with the SEC, and represent our views only as of the date they are made and should not be relied upon as representing our views as of any subsequent date. Our actual results may differ materially from those contemplated by these forward-looking statements. We do not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this press release.

Contacts:

Madeline Hatton

Toll free: +1 (855) 855-GALE (4253), ext. 109

info@galenabiopharma.com

or

Remy Bernarda

IR Sense, LLC

+1 (503) 400-6995

remy@irsense.com

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